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                                                                   EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-13123; Form S-3, File No. 333-19139; Form S-3,
File No. 333-24607; Form S-3, File No. 333-31719; Form S-3, File No. 333-76143;
Form S-8, File No. 33-83452; Form S-8, File No. 33-99556; Form S-8, File No. 333-29595; Form S-8, File No. 333-72279 and Form S-8, File No. 333-71239.




Vienna, Virginia                               /s/ Arthur Andersen LLP
March 10, 2000                           ----------------------------------
                                              Arthur Andersen LLP